Exhibit 3.4

                                              [ASAMENDED THROUGH FEBRUARY, 2005]

                                     BY-LAWS
                                     -------

                                       OF
                                       --

                         INTERVEST MORTGAGE CORPORATION
                         ------------------------------

                               ARTICLE I - OFFICES
                               -------------------

     The principal office of the corporation shall be in the City of New York, County of New York, State of New York. The corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the corporation may require.

                            ARTICLE II - SHAREHOLDERS
                            -------------------------

1.   PLACE OF MEETINGS.

     Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New York as the board shall authorize.

2.   ANNUAL MEETING.

     The annual meeting of the shareholders shall be held on the 1st day of May in each year if not a legal holiday, and, if a legal holiday, then on the next business day following, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.

3.   SPECIAL MEETINGS.

     Special meetings of the shareholders may be called by the board or by the president or chairman and shall be called by the chairman, president or secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of such meeting required hereunder.

4.   FIXING RECORD DATE.

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting. If no record date is fixed it shall be determined in accordance with the provisions of law.


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5.   NOTICE OF MEETINGS OF SHAREHOLDERS.

     Written notice of each meeting of shareholders shall state the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice shall be given either personally or by first class mail to each shareholder entitled to vote at such meeting, not fewer than ten nor more than fifty days before the date of the meeting. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.   WAIVERS.

     Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.   QUORUM OF SHAREHOLDERS.

     The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     The shareholders present may adjourn the meeting despite the absence of a quorum.

8.   PROXIES.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.   QUALIFICATION OF VOTERS.

     Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

10.  VOTE OF SHAREHOLDERS.

     Except as otherwise required by statute:


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     (a)     directors  shall  be  elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

     (b) all other corporate action shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

11.  WRITTEN CONSENT OF SHAREHOLDERS.

     Any action that is required or permitted to be taken by vote of the shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                             ARTICLE III - DIRECTORS
                             -----------------------

1.   BOARD OF DIRECTORS.

     The business of the corporation shall be managed under the direction of its board of directors, each of whom shall be at least 18 years of age and need not be shareholders.

2.   NUMBER OF DIRECTORS.

     The number of directors shall be that number as may from time to time be fixed by the board of directors, but not less than the minimum number required by law.

3.   ELECTION AND TERM OF DIRECTORS.

     At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

4.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified, or until his prior resignation or removal.

5.   REMOVAL OF DIRECTORS.

     Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.


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6.   RESIGNATION.

     A director may resign at any time by giving written notice to the board, the chairman, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt hereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.   QUORUM OF DIRECTORS.

     A majority of the entire board shall constitute a quorum for the transaction of business.

8.   ACTION OF THE BOARD.

     Unless otherwise required by law or agreement of the shareholders, a vote of the majority of the directors, present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote.

     Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

9.   PLACE AND TIME OF BOARD MEETINGS.

     The board may hold its meetings at the office of the corporation or at such other place, either within or without the State of New York, and at such time, as the board may from time to time determine,

10.  REGULAR MEETINGS OF THE BOARD.

     A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders, and regular meetings of the board shall be held at such other times as the board may from time to time determine.

11.  SPECIAL MEETINGS OF THE BOARD.

     Special meetings of the board shall be held upon notice to the directors and may be called by the chairman, the president or the secretary upon two days notice to each director either personally, by mail, telex or telephone; special meetings shall be called by the chairman, the president or by the secretary in a like manner on written request of two directors. Such notice shall state the purpose or purposes for which the meeting is called. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

12.  ADJOURNMENT.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the


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time  of  the  adjournment  and, unless such time and place are announced at the meeting, to the other directors.

13.  CHAIRMAN.

     At all meetings of the board, the chairman, or in his absence the president, shall preside.

14.  COMMITTEES.

     The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall, to the extent provided in the resolution and permitted by law, have all of the authority of the board. Each such committee shall serve at the pleasure of the board.

15.  COMPENSATION.

     No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

16.  ACTION WITHOUT A MEETING.

     Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

                              ARTICLE IV - OFFICERS
                              ---------------------

1.   OFFICES, ELECTION, TERM.

     (a) The board shall elect a chairman, a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such authority and perform such duties as hereinafter provided.

     (b) All officers shall be elected to hold office until the meeting of the board following the next annual meeting of shareholders.

     (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected and qualified.

     (d) Any two or more offices may be held by the same person, except that the secretary shall not also serve as either chairman or president. When all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.


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2.   REMOVAL AND RESIGNATION.

     (a) Any officer elected by the board may be removed by the board with or without cause.

     (b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect a successor to fill the unexpired term.

3.   CHAIRMAN.

     The chairman shall preside at all meetings of the shareholders and of the board, and shall have, under the control of the board, general supervision and direction of the business and affairs of the corporation. There may be more than one person holding the office of chairman, who shall act as co-chairmen and shall share the duties of such office.

4.   PRESIDENT.

     The president shall be the chief operating officer of the corporation, shall have the management of the business of the corporation, shall see that all orders and resolutions of the board are carried into effect, and shall have such other duties as maybe prescribed by the board. In the absence or disability of the chairman, the president shall have all of the powers and functions of the chairman.

5.   VICE-PRESIDENTS.

     (a) The board may elect an executive vice president with such powers as may be granted by the board upon recommendation of the chairman or the president.

     (b) The vice president or vice presidents shall perform such duties as the board may from time to time prescribe. In the absence or disability of the president, the executive vice president, if any, shall have all of the powers and functions of the president and if there be no executive vice president, the vice president, or if there be more than one, that one who shall be authorized by the board, shall have all of the powers and functions of the president.

6.   SECRETARY.

     The  secretary  shall:

     (a)     attend all meetings of the board and of the shareholders

     (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

     (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

     (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;


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     (e)     when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

     (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner;

     (g)     perform such other duties as may be prescribed by the board.

7.   ASSISTANT-SECRETARIES.

During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all of the powers and functions of the secretary.

8.   TREASURER.

     The  treasurer  shall:

     (a)     have the custody of the corporate funds and securities;

     (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

     (c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

     (d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

     (e) render to the chairman, the president and the board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

     (f) render a full financial report at the annual meeting of the shareholders if so requested;

     (g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

     (h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or the president.

9.   ASSISTANT-TREASURER.

     During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the treasurer or by the board, shall have all the powers and functions of the treasurer.

10.  SURETIES AND BONDS.


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     In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                       ARTICLE V - CERTIFICATES FOR SHARES
                       -----------------------------------

1.   CERTIFICATES.

     The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the chairman, or the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

2.   LOST, STOLEN OR DESTROYED CERTIFICATES.

     The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed; or it may accept such other assurance as it may deem appropriate.

3.   TRANSFERS OF SHARES.

     (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at such place as the board may designate. No transfer shall be made within five days next preceding the annual meeting of shareholders.

     (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4.   CLOSING TRANSFER BOOKS.

     The board shall have the power to close the share transfer books of the corporation for a period of not more than five days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the


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purpose  of  (1)  receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                             ARTICLE VI - DIVIDENDS
                             ----------------------

     Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve.

                          ARTICLE VII - INDEMNIFICATION
                          -----------------------------

     The corporation shall, to the fullest extent permitted under the laws of the State of New York, as the same may from time to time be amended, (a) indemnify the officers and directors of the Corporation from and against any and all judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such officer or director as a result of any action or proceeding, or any appeal therein, to the extent such amounts may be indemnified under said laws, and (b) pay to any officer or director, in advance of the final disposition of any civil or criminal action or proceeding, the expenses incurred by such officer or director in defending such action or proceeding. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which the officer or director seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of the officer or director seeking indemnification. The provisions of this by-law shall not be interpreted to restrict the board from indemnifying or advancing expenses to any director, officer or other person if the board shall determine such indemnification or advancement of expenses to be appropriate in the specific instance.

                          ARTICLE VIII - CORPORATE SEAL
                          -----------------------------

     The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                      ARTICLE IX - EXECUTION OF INSTRUMENTS
                      -------------------------------------

     All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                             ARTICLE X - FISCAL YEAR
                             -----------------------


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     The fiscal year of the corporation shall end on the last day of December in each  year.

             ART1CLE XI - REFERENCES TO CERTIFICATE OF INCORPORATION
             -------------------------------------------------------

     Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically accepted.

                          ARTICLE XII - BY-LAW CHANGES
                          ----------------------------

     (a) The by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board but any by-law adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

     (b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


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